For period ended 07/31/02                                 Series 1, 2, 6, 7, 10,
File Number 811-2429                                            11, 14, 15, & 19

Sub-Item 77Q1(b):  Exhibits
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The text  described in the answers to sub-item 77D shall hereby be  incorporated by reference. Please refer to the attached sub-item 77D for copies of the text.